UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 2, 2021
McKESSON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13252	94-3207296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6555 State Hwy 161
Irving, TX 75039
(Address of Principal Executive Offices, and Zip Code)
(972) 446-4800
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange
1.500% Notes due 2025	MCK25	New York Stock Exchange
1.625% Notes due 2026	MCK26	New York Stock Exchange
3.125% Notes due 2029	MCK29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 2, 2021, the Board of Directors (“Board”) of McKesson Corporation (“Company”) elected Dr. Richard H. Carmona as a director of the Corporation effective on September 6, 2021.
Dr. Carmona has served as chief of health innovations of Canyon Ranch Inc. since 2017. Prior to joining Canyon Ranch Inc. in 2006, he also served as vice chairman, chief executive officer of the Canyon Ranch health division and president of the nonprofit Canyon Ranch Institute. From 2002 through 2006, Dr. Carmona served as the 17th surgeon general of the United States, achieving the rank of vice admiral. Prior to serving as the surgeon general, he was chairman of the state of Arizona Southern Regional Emergency Medical System, a professor of surgery, public health, and family and community medicine at the University of Arizona, and surgeon and deputy sheriff of the Pima County, Arizona Sheriff’s Department. He also served in the United States Army and the Army’s Special Forces and is a combat-decorated veteran. Dr. Carmona currently serves on the board of directors of Axon Enterprise, Inc., The Clorox Company and Herbalife Nutrition Ltd.
The Board determined that Dr. Carmona is an independent director under standards established by the New York Stock Exchange and the Board. The Board appointed him as a member of the Compensation Committee and the Compliance Committee. The Board size increased from nine to ten members upon his election.
Dr. Carmona will receive compensation in accordance with the Company’s standard compensatory arrangement for non-employee directors. He will receive an annual cash retainer of $80,000, which will be prorated based on his election date. He also will receive restricted stock units (“RSUs”) under the Company’s 2013 Stock Plan in an amount that represents the annual equity award value granted to non-management directors after the Company's 2020 annual meeting of shareholders prorated to September 6, 2021. The number of RSUs granted to Dr. Carmona will be determined by dividing $155,835.62 by the closing price of the Company’s common stock on the grant date of September 9, 2021.
Dr. Carmona will, effective as of September 6, 2021, enter into the Company’s standard Indemnification Agreement for directors, which provides for indemnification to the fullest extent permitted by Delaware law.

Item 7.01	Regulation FD Disclosure.
On September 7, 2021, the Company issued and posted on its website (https://www.mckesson.com/About-McKesson/Newsroom/Press-Releases/ and https://investor.mckesson.com/news/default.aspx) a press release announcing the election of Dr. Carmona to the Board. A copy of that press release is attached hereto as Exhibit 99.1.
The information contained in this item, including Exhibit 99.1, is furnished to the Commission, but shall not be deemed “filed” with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, except as expressly stated in any such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by McKesson Corporation on September 7, 2021
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 7, 2021

McKesson Corporation

By:	/s/ Lori A. Schechter
Lori A. Schechter
Executive Vice President, Chief Legal Officer
and General Counsel